UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2006
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50425 (Commission File Number)	77-0436313 (I.R.S. Employer Identification No.)
525 Penobscot Drive
Redwood City, California 94063
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 482-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
     On June 20, 2006, Genitope Corporation (the “Company”) dismissed its current independent registered public accounting firm, PricewaterhouseCoopers LLP. Effective June 20, 2006, Deloitte & Touche LLP was appointed, subject to the completion of their client acceptance procedures, to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements for its fiscal year ending December 31, 2006. Deloitte & Touche LLP has subsequently completed their client acceptance procedures. The dismissal of PricewaterhouseCoopers LLP and the engagement of Deloitte & Touche LLP were approved by the audit committee of the board of directors of the Company.
     The reports of PricewaterhouseCoopers LLP on the financial statements of the Company as of and for each of the fiscal years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the Company’s fiscal years ended December 31, 2005 and 2004, and through June 20, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in its reports on the financial statements of the Company for such years.
     As previously reported and as discussed in Management’s Report on Internal Control Over Financial Reporting under Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, management identified the following material weakness in the Company’s internal control over financial reporting:
The Company did not maintain effective controls over the selection, application and monitoring of its accounting policies for leases. Specifically, the Company did not have effective controls to ensure the accurate accounting for leases entered into for a new manufacturing facility and a new corporate headquarters building in accordance with generally accepted accounting principles. This control deficiency resulted in the restatement of the interim financial statements for the second and third quarters of 2005 and audit adjustments to the 2005 annual financial statements. Additionally, this control deficiency could result in a misstatement of property and equipment, accumulated depreciation, lease financing liability and related expense accounts, which could result in a material misstatement of annual or interim financial statements that would not be prevented or detected.
Because of the material weakness described above, management concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2005.
     During the first quarter of 2006, to remediate the material weakness in the Company’s internal control over financial reporting, the Company implemented controls designed to provide additional contract review procedures related to leases and additional review procedures to monitor factors affecting lease accounting practices. The Company tested the operating effectiveness of these newly designed controls and found them to be effective and management then concluded that, as of March 31, 2006, the material weakness has been remediated.
     Except for the material weakness described above, there are no reportable events under Item 304(a)(1)(v) of SEC Regulation S-K that occurred during the fiscal years ended December 31, 2005 and 2004, and through June 20, 2006 . An authorized officer of the Company has discussed the material weakness described above with PricewaterhouseCoopers LLP, and the Company has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of Deloitte & Touche LLP concerning the subject matter of the material weakness described above.
     The Company provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures and requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated June 23, 2006, is attached hereto as Exhibit 16.1.
     During the Company’s fiscal years ended December 31, 2005 and 2004, and through June 20, 2006 , the Company did not consult with Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report nor oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or other financial reporting issue, or any other matter that was either the subject of a disagreement (as described in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits
(c) Exhibits.

Exhibit Number	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated June 23, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: June 26, 2006	By:	/s/ John Vuko
John Vuko
Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated June 23, 2006.